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Exhibit 10.9.1

                             FIFTH LEASE AMENDMENT



     THIS FIFTH LEASE AMENDMENT (the "Amendment") is executed this 13th day of August, 1998, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership ("Landlord"), and ENTEX INFORMATION SERVICES, INC., a Delaware corporation ("Tenant").

                        W  I  T  N  E  S  S  E  T  H  :


     WHEREAS, Landlord and Tenant entered into a certain lease dated May 15, 1995, as amended October 27, 1995, November 6, 1995, April 18, 1996 and July 1, 1996 (collectively, the "Lease"), whereby Tenant leased from Landlord certain premises consisting of approximately 111,192 rentable square feet of space (the "Original Premises") and 721 rentable square feet of additional space ("Third Additional Space") in an office building commonly known as Governor's Pointe, located at 4705 Duke Drive, Mason, Ohio 45040; and

     WHEREAS, Landlord and Tenant desire to expand the Original Premises and the Third Additional Space by approximately 29,071 rentable square feet (the "Fourth Additional Space") which is comprised of space on the second floor of the Building ("Second Floor Space") and the third floor of the Building ("Third Floor Space") as depicted on EXHIBIT A-4 attached hereto; and

     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such expansion, changes and additions;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

     1. Incorporation of Recitals. The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

     2. Amendment of Article 1. Lease of Premises.

     (a) Commencing February 1, 1999 or such earlier time as Tenant occupies the Fourth Additional Space ("Fourth Additional Space Commencement Date"), Article 1, Section 1.01 of the Lease is hereby amended by adding Exhibit A-4, attached hereto and incorporated herein by reference, on which the Fourth Additional Space is depicted. Collectively, the Original Premises, the Third Additional Space and the Fourth Additional Space shall hereinafter be referred to as the "Leased Premises".

           (b) Commencing on the Fourth Additional Space Commencement Date,
Article 1, Section 1.02 is hereby amended by deleting subsections B, C, D, E and K and substituting the following in lieu thereof:

     B. Rentable Area: approximately 140,984 square feet;

     C. Building Expense Percentage: 100%;


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     D.   Minimum Annual Rent:

          Original Premises:

          February 1, 1999 - July 17, 1999      $  524,395.81 (5 mos., 17 days)
          July 18, 1999 - July 17, 2000         $1,134,158.40 per year
          July 18, 2000 - July 17, 2005         $1,245,350.40 per year

          Third Additional Space:

          February 1, 1999 - July 17, 1999      $    3,316.99 (5 mos., 17 days)
          July 18, 1999 - July 17, 2000         $    7,173.96 per year
          July 18, 2000 - July 17, 2005         $    7,894.92 per year

          Fourth Additional Space:

          February 1, 1999 - January 31, 2000   $  319,781.04 per year
          February 1, 2000 - January 31, 2001   $  327,920.88 per year
          February 1, 2001 - January 31, 2002   $  336,060.72 per year
          February 1, 2002 - January 31, 2003   $  344,491.32 per year
          February 1, 2003 - January 31, 2004   $  353,212.68 per year
          February 1, 2004 - January 31, 2005   $  361,933.92 per year
          February 1, 2005 - July 17, 2005      $  171,512.63 (5 mos., 17 days);

     E.   Monthly Rental Installments:

          Original Premises:

          February 1, 1999 - July 17, 2000      $   94,513.20 per month
          July 18, 2000 - July 17, 2005         $  103,779.20 per month

          Third Additional Space:

          February 1, 1999 - July 17, 2000      $      597.83 per month
          July 18, 2000 - July 17, 2005         $      657.91 per month

          Fourth Additional Space:

          February 1, 1999 - January 31, 2000   $   26,648.42 per month
          February 1, 2000 - January 31, 2001   $   27,326.74 per month
          February 1, 2001 - January 31, 2002   $   28,005.06 per month
          February 1, 2002 - January 31, 2003   $   28,707.61 per month
          February 1, 2003 - January 31, 2004   $   29,434.39 per month
          February 1, 2004 - January 31, 2005   $   30,161.16 per month
          February 1, 2005 - July 17, 2005      $   30,912.16 per month;

     K.   Addresses for payments and notices:

          Landlord:                Duke Realty Limited Partnership
                                   4555 Lake Forest Drive, Suite 400
                                   Cincinnati, OH 45242

          With Payments to:        Duke Realty Limited Partnership
                                   P.O. Box 960664
                                   Cincinnati, OH 45296-0664

          Tenant:                  Entex Information Services, Inc.
                                   4705 Duke Drive
                                   Mason, OH 45040

          With a Copy to:          Entex Information Services, Inc.
                                   Attn: General Counsel
                                   6 International Drive
                                   Rye Brook, NY 10573

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         4.       Incorporation into Section 2.02. Construction of Tenant
Improvements. The following shall be added to Section 2.02 of the Lease:

                  "Landlord agrees to provide an allowance of Six Dollars and Fifty Cents ($6.50) per rentable square foot of the Fourth Additional Space for the cost of tenant finish improvements for the Fourth Additional Space ("Fourth Additional Space Allowance"). Tenant shall be responsible for the costs of any tenant finish improvements which exceed the Fourth Additional Space Allowance. Landlord shall pay for space planning and architectural constructing drawings for the Fourth Additional Space which costs shall not be deducted from the Fourth Additional Space Allowance.

                  Landlord agrees to perform and complete the work on the tenant finish work for the Fourth Additional Space as determined by Tenant and shall give Tenant written notice of the day on which Landlord expects to complete such work. Landlord shall warrant the tenant finish work in the Fourth Additional Space for one (1) year excluding normal wear and tear and damage caused by the acts or omissions of Tenant.

                  Upon completion of the work in the Fourth Additional Space, Tenant shall execute a letter of understanding as referred to in
         Section 2.03 of the Lease."

         5. Deletion of Section 18.19. Right of First Refusal. Tenant's right of first refusal as set forth in Section 18.19 of the Lease is hereby deleted and of no further force or effect.

         6.       Amendment of Section 18.21. Option to Terminate. Section
18.21 of the Lease is hereby amended to delete Tenant's option to terminate the Lease at the end of the forty-eighth (48th) month of the Lease Term and to increase the stated Termination Fee is Tenant exercises its right to terminate the Lease at the end of the eighty-fourth (84th) month of the Lease Term to One Million One Hundred Thirty-nine Thousand Three Hundred Ninety-one Dollars ($1,139,391,000).

         7. Fourth Additional Space Commencement Date. If the Fourth Additional Space is not available for Landlord to commence tenant finish work on or before December 7, 1998, then the Fourth Additional Space Commencement Date shall be adjusted to the earlier of the date that Landlord delivers the Fourth Additional Space to Tenant complete with any tenant finish improvements being completed by Landlord and this Amendment shall be revised to reflect such new Fourth Additional Space Commencement Date. Notwithstanding the foregoing, the Fourth Additional Space Commencement Date shall not be deferred beyond the date on which Landlord would have been able to deliver the Leased Premises with the tenant finish improvements being completed, but for delays caused by the acts or omissions of Tenant. In addition, Landlord shall take immediate legal action to gain possession of the Third Floor Space should it not be available for tenant finish work by December 7, 1998. Notwithstanding the above, if the Second Floor Space is not available on or before December 7, 1998, then this Amendment shall be adjusted to reflect the Third Floor Space only and the Building Expense Percentage, Minimum Annual Rent, Monthly Rental Installments and Fourth Additional Space Allowance shall be reduced proportionately. If the Third Floor Space is not available to Landlord on or before January 31, 1999, then Tenant may terminate this Amendment upon written notice to Landlord on or before February 10, 1999. If Landlord has not completed the tenant finish work in the Fourth Additional Space on or before March 31, 1999 and such delay is not due to the acts of Landlord, then Tenant may at its option complete such tenant finish

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improvements and invoice Landlord for the reasonable costs of such tenant finish improvements not to exceed the Allowance, or Tenant may terminate this Amendment upon written notice to Landlord on or before April 10, 1999. The Minimum Annual Rent and Annual Rental Adjustment for the Fourth Additional Space shall not commence until the Fourth Additional Space Commencement Date, unless the Fourth Additional Space Commencement Date is delayed as a result of the acts or omissions of Tenant.

     8. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this Amendment has been taken by Tenant; and (iii) the individual executing and delivering this Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

     9. Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

     10. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

     11. Incorporation. This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

                                             LANDLORD:

                                             DUKE REALTY LIMITED PARTNERSHIP,
WITNESSES:                                   an Indiana limited partnership
/s/ Naomi Gump
-----------------------                      By: Duke Realty Investments, Inc.,
Naomi Gump                                       its general partner
-----------------------
(Printed)                                    By: /s/ James W. Gray
                                                 -------------------------------
/s/ Christi Jaeger                                     James W. Gray
-----------------------                                Vice President and
Christi Jaeger                                         General Manager
-----------------------
(Printed)



                                             TENANT:

                                             ENTEX INFORMATION SERVICES, INC.,
                                             a Delaware corporation
WITNESSES:
/s/ George E. Perez                          By: /s/ Dale Allardyce
-----------------------                          -------------------------------
George E. Perez
-----------------------                      Printed: Dale Allardyce
(Printed)                                             --------------------------

                                             Title: Executive Vice President,
                                                    ----------------------------
/s/ Betty Reed                                                    Operations
-----------------------
Betty Reed
-----------------------
(Printed)



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
STATE OF OHIO        )
                     ) SS:
COUNTY OF HAMILTON   )


     Before me, a Notary Public in and for said County and State, personally appeared James W. Gray, by me known and by me known to be the Vice President and General Manager of Duke Realty Investments, Inc., an Indiana corporation, the general partner of Duke Realty Limited Partnership, an Indiana limited partnership, who acknowledged the execution of the foregoing "Fifth Lease Amendment" on behalf of said partnership.

     WITNESS my hand and Notarial Seal this 18th day of August, 1998.


[NOTARIAL SEAL STATE OF OHIO]                    /s/Naomi Gump
                                                 -------------------------------
                                                 Notary Public

                                                 NAOMI GUMP
                 Naomi Gump                      -------------------------------
        Notary Public, State of Ohio             Printed Signature
     My Commission Expires July 22, 2002


My Commission Expires:  7-22-02

My County of Residence: Hamilton


STATE OF NEW YORK  )
                   )  SS:
COUNTY OF WESTCH.  )

     Before me, a Notary Public in and for said County and State, personally appeared Dale Allardyce, by me known and by me known to be the EXEC. VICE PRES. of Entex Information Services, Inc., a Delaware corporation, who acknowledged the execution of the foregoing "Fifth Lease Amendment" on behalf of said corporation.

     WITNESS my hand and Notarial Seal this 6th day of AUG, 1998.



                                 /s/ Margaret J. O'Hare
                                 -------------------------------------------
                                 Notary Public


                                           Margaret J. O'Hare
                                    Notary Public, State of New York
                                               No. 4874787
                                     Qualified by Westchester County
                                  Commission Expires November 19, 1998

                                 -------------------------------------------
                                 (Printed Signature)


My Commission Expires:    ----------------------

My County of Residence:   WESTCHESTER
                          ----------------------




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